                                                                    EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT

The Shareholders and Board of Directors
Foglight Software, Inc.

     We have audited the accompanying balance sheet of Foglight Software, Inc. (the Company) as of December 31, 1999, and the related statements of operations, capital deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Foglight Software, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 22, 2000

                            FOGLIGHT SOFTWARE, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
ASSETS

Current Assets:
  Cash and cash equivalents.................................  $     32,589
  Restricted cash...........................................        50,655
  Accounts receivable, net of allowance for doubtful
     accounts of $1,070.....................................       106,514
  Prepaid expenses and other current assets.................       200,058
                                                              ------------
       Total current assets.................................       389,816
Property and equipment, net.................................       865,539
Other assets................................................        34,344
                                                              ------------
                                                              $  1,289,699
                                                              ============

LIABILITIES AND CAPITAL DEFICIENCY

Current liabilities:
  Notes payable, current portion............................  $  4,747,196
  Accounts payable..........................................        79,669
  Accrued liabilities.......................................       752,012
  Deferred revenue..........................................       236,641
  Capital lease obligations, current portion................       309,871
                                                              ------------
       Total current liabilities............................     6,125,389
  Notes payable, net of current portion.....................     1,279,205
  Capital lease obligations, net of current portion.........       497,595

Commitments and contingencies (Note 6)

Capital deficiency:
  Series A convertible preferred stock, $0.001 par value,
     710,029 shares authorized; 618,680 shares issued and
     outstanding............................................           612
  Series B convertible preferred stock, $0.001 par value,
     1,700,000 shares authorized; 1,238,390 shares issued
     and outstanding........................................         1,238
  Series C convertible preferred stock, $0.001 par value,
     4,789,250 shares authorized; 2,500,000 shares issued
     and outstanding........................................         2,500
  Common stock, $0.001 par value, 16,600,000 shares
     authorized; 5,510,592 shares issued and outstanding....         5,510
  Warrants to purchase Series C convertible preferred
     stock..................................................     1,292,188
  Additional paid-in capital................................     7,886,243
  Unearned compensation expense.............................    (1,388,251)
  Accumulated deficit.......................................   (14,412,530)
                                                              ------------
       Net capital deficiency...............................    (6,612,490)
                                                              ------------
                                                              $  1,289,699
                                                              ============

See accompanying notes to financial statements.

                            FOGLIGHT SOFTWARE, INC.

                            STATEMENT OF OPERATIONS

                                                              For the Year
                                                                 Ended
                                                              December 31,
                                                                  1999
                                                              ------------
Revenue:
  Licenses..................................................  $ 2,433,107
  Services..................................................      382,879
                                                              -----------
     Total revenue..........................................    2,815,986

Cost of revenue:
  Licenses..................................................      108,458
  Services..................................................      207,430
                                                              -----------
Total cost of revenue.......................................      315,888
                                                              -----------
Gross profit................................................    2,500,098

Operating expenses:
  Sales and marketing.......................................    3,733,771
  Research and development..................................    3,680,185
  General and administrative................................    1,233,377
  Other compensation expense................................      409,053
                                                              -----------
       Total operating expenses.............................    9,056,386
                                                              -----------
Loss from operations........................................   (6,556,288)
Other expense, net..........................................     (865,267)
                                                              -----------
Loss before income tax provision............................   (7,421,555)
Income tax provision........................................          900
                                                              -----------
Net loss....................................................   (7,422,455)
Value of beneficial conversion feature......................     (660,000)
Accretion on preferred stock................................      (19,103)
                                                              -----------
Net loss applicable to common stockholders..................  $(8,101,558)
                                                              ===========

See accompanying notes to financial statements.

                            FOGLIGHT SOFTWARE, INC.

                        STATEMENT OF CAPITAL DEFICIENCY

                                                                          WARRANTS
                                                                         TO PURCHASE
                                  CONVERTIBLE                             SERIES C
                                PREFERRED STOCK        COMMON STOCK      CONVERTIBLE   ADDITIONAL
                               ------------------   ------------------    PREFERRED     PAID-IN       UNEARNED     ACCUMULATED
                                SHARES     AMOUNT    SHARES     AMOUNT      STOCK       CAPITAL     COMPENSATION     DEFICIT
                               ---------   ------   ---------   ------   -----------   ----------   ------------   ------------
BALANCE, January 1, 1999.....  1,857,070   $1,850   5,244,274   $5,244   $  282,188    $1,121,848   $  (271,780)   $ (6,310,972)
Issuance of Series C
  preferred stock and
  warrants, net..............  1,000,000   1,000           --      --       660,000     1,980,897            --        (660,000)
Issuance of Series C
  preferred stock warrants in
  conjunction with a
  financing..................         --      --           --      --       350,000            --            --              --
Accretion on preferred
  stock......................         --      --           --      --            --        19,103            --         (19,103)
Conversion of debt to
  equity.....................  1,500,000   1,500           --      --            --     3,116,100            --              --
Exercise of stock options....         --      --      701,440     701            --       127,257            --              --
Repurchase of common stock...         --      --     (435,122)   (435)           --        (4,486)           --              --
Unearned compensation........         --      --           --      --            --     1,525,524    (1,525,524)             --
Amortization of unearned
  compensation...............         --      --           --      --            --            --       409,053              --
Net loss.....................         --      --           --      --            --            --            --      (7,422,455)
                               ---------   ------   ---------   ------   ----------    ----------   -----------    ------------
BALANCE, December 31, 1999...  4,357,070   $4,350   5,510,592   $5,510   $1,292,188    $7,886,243   $(1,388,251)   $(14,412,530)
                               =========   ======   =========   ======   ==========    ==========   ===========    ============


                               NET CAPITAL
                               DEFICIENCY
                               -----------
BALANCE, January 1, 1999.....  $(5,171,662)
Issuance of Series C
  preferred stock and
  warrants, net..............    1,981,897
Issuance of Series C
  preferred stock warrants in
  conjunction with a
  financing..................      350,000
Accretion on preferred
  stock......................
Conversion of debt to
  equity.....................    3,117,600
Exercise of stock options....      127,958
Repurchase of common stock...       (4,921)
Unearned compensation........           --
Amortization of unearned
  compensation...............      409,053
Net loss.....................   (7,422,455)
                               -----------
BALANCE, December 31, 1999...  $(6,612,490)
                               ===========

See accompanying notes to financial statements.

                            FOGLIGHT SOFTWARE, INC.

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1999
                                                              ------------
Cash flows from operating activities:
  Net loss..................................................  $(7,422,455)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
       Amortization of debt discount........................      214,277
       Depreciation.........................................      483,595
       Amortization of unearned compensation expense........      409,053
       Changes in current assets and liabilities:
          Accounts receivable...............................     (106,514)
          Prepaid expenses and other current assets.........      (10,426)
          Accounts payable..................................     (150,302)
          Accrued liabilities...............................      516,798
          Deferred revenue..................................      110,507
                                                              -----------
            Net cash used in operating activities...........   (5,955,467)

Cash flows from investing activities:
  Purchases of property and equipment.......................     (105,927)

Cash flows from financing activities:
  Proceeds from issuance of common stock....................      127,958
  Proceeds from issuance of Series C preferred stock........    1,981,897
  Repurchase of common stock................................       (4,921)
  Principal payments on capital lease obligations and notes
     payable................................................     (612,626)
  Proceeds from notes payable...............................    2,411,166
  Decrease in restricted cash...............................       25,768
                                                              -----------
            Net cash provided by financing activities.......    3,929,242
                                                              -----------
Net decrease in cash and cash equivalents...................   (2,132,152)
Cash and cash equivalents, beginning of period..............    2,164,741
                                                              -----------
Cash and cash equivalents, end of period....................  $    32,589
                                                              ===========

Supplemental cash flow information -- cash paid for:
  Income taxes..............................................  $       900
                                                              ===========
  Interest..................................................  $   457,498
                                                              ===========

Supplemental noncash investing and financing activities:
  Property and equipment acquired under capital leases......  $   227,083
                                                              ===========
  Conversion of notes payable to Series C preferred stock...  $ 3,117,600
                                                              ===========
  Value of beneficial conversion feature....................  $   660,000
                                                              ===========
  Accretion on preferred stock..............................  $    19,103
                                                              ===========

See accompanying notes to financial statements.

                            FOGLIGHT SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations -- Foglight Software, Inc. (the Company) was incorporated in November 1997 in the State of Delaware to develop, market and sell software tools that are used by network professionals to diagram, document, and manage network environments. Products are sold directly to end users in North America, primarily through its sales organization. In March 1999, the Company changed its name from Resolute Software to Foglight Software, Inc.

     In January 2000, the Company was purchased by Quest Software, Inc. (Quest) in exchange for 1,187,719 shares of Quest common stock valued at $104,167,628, cash payments estimated to be $424,000, the assumption of unvested Foglight stock options valued at $2,088,003 and the assumption of net liabilities of $5,112,490.

     Fair Value of Financial Instruments -- The carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts payable, and other accrued liabilities, approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for leases and notes payable with similar terms, the carrying value of its lease and notes payable obligations approximates fair value.

     Cash, Cash Equivalents and Restricted Cash -- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The restricted cash consists of cash required to be maintained in connection with the Company's lease of its operating facility.

     Property and Equipment -- Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Repair and maintenance costs are expensed as incurred.

     Revenue Recognition -- Under Statement of Position (SOP) No. 97-2, Software Revenue Recognition, license revenue is recognized upon shipment, if a signed contract exists, the fee is fixed and determinable, collection of resulting receivable is probable, and product returns are reasonably estimable. If the provisions of SOP No. 97-2 are not met, the revenue is deferred.

     Service revenue consists primarily of maintenance, training, and consulting services. Maintenance revenues are recognized ratably over the maintenance period, which is generally one year. Revenue for training and consulting services are recognized as the services are performed.

     Research and Development -- Research and development costs are expensed as incurred. Software development costs are capitalized, beginning when a product's technological feasibility has been established and ending when a product is available for general release to customers. Because the Company believes that its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no software development costs have been capitalized as of December 31, 1999.

                            FOGLIGHT SOFTWARE, INC.

     Income Taxes -- The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Deferred taxes on income result from temporary differences between the reporting of income for financial statements and tax reporting purposes. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     Stock-Based Compensation -- The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation.

     Comprehensive Income -- There was no difference between the net loss and the comprehensive net loss for the year ended December 31, 1999.

     Certain Risks and Concentrations -- Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, and accounts receivable. The Company performs limited credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers.

     For the year ended December 31, 1999, three customers accounted for 23%, 12%, and 10%, respectively, of the Company's revenues. The loss of, or a reduction in sales to, any of these customers could have a material adverse effect on the Company's business, operating results and financial condition.

     The Company's products are concentrated in a single segment in the software industry, which is characterized by rapid technological advances, changes in customer requirements and evolving industry standards. The success of the Company depends on management's ability to anticipate and respond quickly and adequately to technological developments in the industry, changes in customer requirements or changes in industry standards. Any significant delays in the development or introduction of products or services could have a material adverse effect on the Company's business and operating results.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Recent Accounting Pronouncements -- In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company is required to adopt effective in its fiscal year 2001. SFAS No. 133 will require the Company to record all derivatives on the balance sheet at fair value. The Company does not currently engage in hedging activities, but will continue to evaluate the effects of adopting SFAS No. 133.

                            FOGLIGHT SOFTWARE, INC.

2.  PROPERTY AND EQUIPMENT, NET

     Property and equipment consist of the following:

Computer equipment..........................................  $1,410,883
Furniture and fixtures......................................     181,720
                                                              ----------
                                                               1,592,603
Less accumulated depreciation...............................    (727,064)
                                                              ----------
                                                              $  865,539
                                                              ==========

     Property and equipment includes $1,100,018 of computer equipment and software under capital leases at December 31, 1999. Accumulated depreciation of assets under capital leases totaled $517,499 at December 31, 1999.

3.  ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

Payroll and related costs...................................  $388,423
Accrued interest............................................   290,480
Other.......................................................    73,109
                                                              --------
                                                              $752,012
                                                              ========

4.  INCOME TAXES

     The provision for income taxes consists of the following:

Current:
  State and local...........................................  $       900

Deferred:
  Federal...................................................    2,419,811
  State.....................................................      753,457
                                                              -----------
Net deferred taxes..........................................    3,173,268
Valuation allowance.........................................   (3,173,268)
                                                              -----------
                                                              $       900
                                                              ===========

                            FOGLIGHT SOFTWARE, INC.

     Deferred tax assets and liabilities consist of the following:

Deferred tax assets:
  Net operating loss carryforwards..........................  $ 4,694,000
  Accruals and reserves.....................................      237,000
  Capitalized start-up costs................................      216,000
  Depreciation and amortization.............................      (18,000)
  Tax credits...............................................      309,000
                                                              -----------
Net deferred tax assets.....................................    5,438,000
Valuation allowance.........................................   (5,438,000)
                                                              -----------
                                                              $        --
                                                              ===========

     The Company evaluates a variety of factors in determining the amount of deferred income assets to be recognized pursuant to SFAS No. 109, Accounting for Income Taxes. During 1999, the Company determined that a valuation allowance for the entire net deferred tax asset is required.

     As of December 31, 1999, the Company has approximately $11,900,000 and $12,000,000 of federal and state domestic net operating loss carryforwards, respectively, which begin expiring on an annual basis in 2018 and 2006, respectively.

5.  BORROWINGS

     Equipment Lease Line -- At December 31, 1999, the Company had $807,466 outstanding and due under equipment lease financing lines with the leasing companies, Phoenix Leasing and Comdisco Inc. (Comdisco). The equipment lease lines provide for borrowings of up to $1,250,552 which are collateralized by the leased equipment. The financing lines expire in September 2001 and December 2002, respectively.

     In conjunction with the Comdisco lease line, the Company issued warrants in 1998 to purchase 1,750 shares of Series C preferred stock at a price of $2.00 per share, exercisable until September 2008 or five years after an initial public offering by the Company, whichever is earlier. The fair value of these warrants was determined to be insignificant using the Black-Scholes option-pricing model and no value was ascribed to these warrants. All of the warrants were outstanding at December 31, 1999.

     In April 1999, in connection with the issuance of 1,000,000 shares of Series C convertible preferred stock (Note 7), $3,000,000 in previously outstanding convertible notes were converted into 1,500,000 shares of Series C convertible preferred stock.

                            FOGLIGHT SOFTWARE, INC.

     Notes Payable -- Notes payable consists of the following:

5.32% Convertible Subordinated Promissory Notes, payable on
  demand by the holders at any time one year after date of
  issuance..................................................  $   764,065
10.5% Captech note; matures March 16, 2008..................    1,500,000
11.5% Comdisco Inc. note; matures September 30, 2001........    2,462,336
7.0% Quest Software, Inc. notes.............................    1,300,000
                                                              -----------
                                                                6,026,401
Less current portion........................................   (4,747,196)
                                                              -----------
                                                              $ 1,279,205
                                                              ===========

     Convertible Subordinated Promissory Notes -- During April and October of 1999, the Company issued $1,000,000 of Convertible Subordinated Promissory Notes (Promissory Notes), which are payable, plus interest at 5.32%, on demand by the holders at any time one year from the date of issuance. The Promissory Notes are convertible upon any one of the following events:

     - Upon the close of an equity financing yielding gross proceeds of at least $3.0 million to the Company, the Promissory Notes will be converted into similar equity securities issued in conjunction with the financing

     - Upon the acquisition of the Company, the Promissory Notes will be converted into shares of the Company's Series C convertible preferred stock at a price of $2.00 per share

     - Upon a public offering of the Company's common stock under the Securities Act of 1933, the Promissory notes will be converted into shares of common stock at a price of $2.00 per share

     In conjunction with the acquisition of the Company by Quest in January 2000, the Promissory Notes were converted into Series C convertible preferred stock.

     In connection with the issuance of the Promissory Notes, the Company issued warrants to purchase 249,994 shares of Series C convertible preferred stock at a price of $2.00 per share. The Company has determined the relative fair value of the notes and warrants to be $650,000 and $350,000, respectively. The fair value of the warrants has been recorded as a discount on the debt and is being amortized over the one-year term of the notes.

     Captech Note -- Under an agreement signed with Capital Technologies Integration, Inc. (Captech) on March 16, 1998, the $1,500,000 promissory note shall terminate, and the obligation of the Company to make payment on the unpaid principal and accrued interest due shall be forgiven in full, on the date of the earlier to occur of (i) the consummation of the Company's initial sale of its common stock in a bona fide commitment underwriting pursuant to a Registration Statement on Form S-1 (or successor form) under the Securities Act (other than a Registration Statement relating either to the sale of securities to the Company's employees pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) provided that such public offering establishes a valuation for the Company of at least $75 million or (ii) upon a change of control, provided such a change of control establishes a valuation for the Company of at least $75 million. For purposes of this note, a "change of control" means to sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business, or

                            FOGLIGHT SOFTWARE, INC.

consolidate with any other corporation or effect any transactions or series of related transactions which dispose of more than 50% of the voting power of the Company.

     Included in accrued expenses, in the accompanying financial statements, is interest in arrears of $282,187 associated with the Captech note.

     The Captech note and related interest was forgiven by the holder in conjunction with the acquisition of the Company by Quest in January 2000.

     Comdisco Note -- In conjunction with the issuance of the Comdisco note in 1998, the Company issued warrants to purchase 187,500 shares of Series C convertible preferred stock at a price of $2.00 per share, exercisable until September 2008 or five years after an initial public offering by the Company, whichever is earlier. The warrants issued have a fair value of $1.55 per warrant, at the time of issuance, using the Black-Scholes pricing model. The aggregate fair value of these warrants of approximately $282,188 has been recorded as a discount on the debt and will be amortized to interest expense over the life of the note which is three years. The amortization expense for the year ended December 31, 1999, was $117,948.

     The loan is collateralized by substantially all the assets of the Company not collateralized by the lease lines.

     Quest Notes -- In connection with certain provisions of a merger agreement signed between the Company and Quest during November 1999, the Company received advances totaling $1.3 million. The advances bore interest at 7%, and all principal and interest was due upon termination of the merger agreement or upon failure of the Company to satisfy certain conditions under the terms of the merger agreement. Upon completion of the acquisition of the Company by Quest in January 2000, the notes and accrued interest were assumed by Quest.

     Remaining principal payments under notes payable are as follows:

Year ending December 31:
       2000.................................................  $4,747,196
       2001.................................................   1,279,205
                                                              ----------
                                                              $6,026,401
                                                              ==========

6.  COMMITMENTS

     Purchase Commitments -- At December 31, 1999, the Company had approximately $72,000 in noncancelable purchase commitments with suppliers. The Company expects to sell all products which it has committed to purchase from suppliers.

     Leases -- The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2002. Rent expense for the year ended December 31, 1999, was $314,107. The Company recognizes rent expense on a straight-line basis over the lease period.

                            FOGLIGHT SOFTWARE, INC.

     Future minimum lease payments under noncancelable operating and capital leases, including lease commitments entered into subsequent to December 31, 1999, are as follows:

                                                               CAPITAL     OPERATING
                                                               LEASES       LEASES
                                                              ---------    ---------
Year ending December 31:
       2000.................................................  $ 416,608    $310,116
       2001.................................................    431,533     313,722
       2002.................................................    125,998     158,664
                                                              ---------    --------
Total minimum lease payments................................    974,139    $782,502
                                                                           ========
Less amount representing interest...........................   (166,673)
                                                              ---------
Present value of capital lease obligations..................    807,466
Less current portion........................................   (309,871)
                                                              ---------
Long-term portion of capital lease obligations..............  $ 497,595
                                                              =========

7.  CONVERTIBLE PREFERRED STOCK

     In April 1999, the Company raised $1,980,897, net of offering costs, from the sale of 1,000,000 shares of Series C convertible preferred stock at $2.00 per share. In connection with this issuance, the Company issued warrants to purchase 499,995 shares of Series C convertible preferred stock for $2.00 per share. The Company ascribed $660,000 to these warrants, based on the relative fair value at the date of issuance. As a result of the Series C convertible preferred stock being immediately convertible, the Company recorded the value of the beneficial conversion feature because the issuance of such preferred stock resulted in a conversion value to common stock at less than its fair value of $660,000. Accretion on the Series C convertible preferred stock of $19,103 has also been recorded. The value of the beneficial conversion feature and accretion has been included as increases in the net loss applicable to common stockholders in the accompanying financial statements.

     In April 1999, the Company issued 1,500,000 shares of Series C convertible preferred stock at $2.00 per share upon the conversion of $3,000,000 in previously outstanding convertible notes (Note 5).

     The holders of convertible preferred stock have various rights and preferences as follows:

     Voting -- Each holder of shares of preferred stock shall be entitled to the number of votes equal to an equivalent number of shares of common stock into which it is convertible, and votes together as one class with the common stock.

     As long as at least 47,058 shares of convertible preferred stock remain outstanding, the Company must obtain approval from a majority of the holders of convertible preferred stock in order to alter the Articles of Incorporation as related to convertible preferred stock, increase the authorized number of shares of convertible preferred stock, authorize or issue any other equity security senior to or on a parity with the Series A, B, or C preferred stock, repurchase any shares of common stock, other than shares subject to the right of repurchase by the Company, sell all or substantially all of the Company's assets in a

                            FOGLIGHT SOFTWARE, INC.

single transaction or series of related transactions, authorize a dividend for any class or series other than convertible preferred stock, or effect a merger, consolidation, or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

     Dividends -- Holders of Series A, B and C convertible preferred stock are entitled to receive noncumulative dividends at the per annum rate of $0.083215, $0.19125 and $0.16 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B, and C convertible preferred stock will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the Board from inception through December 31, 1999.

     Liquidation -- In the event of any liquidation, dissolution, or winding up of the Company, including a merger, or acquisition that results in the transfer of 50% or more of the outstanding voting power of the Company or a sale of substantially all of the assets of the Company, the holders of Series A, B, and C convertible preferred stock are entitled to receive an amount per share equal to (i) the applicable original issue price for such series of convertible preferred stock, plus (ii) all declared but unpaid dividends thereon, plus (iii) for the Series B convertible preferred stock only, an additional amount per share equal to $0.8075 (as adjusted for any stock splits, stock dividends, recapitalizations or the like), and (iv) for the Series C convertible preferred stock only, an additional amount per share equal to $0.6667 (as adjusted for any stock splits, stock dividends, recapitalizations or the like). The remaining assets, if any, shall be distributed among the holders of the then outstanding common stock pro rata, according to the number of shares of common stock held by each holder thereof. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among holders of the Series A, B, and C convertible preferred stock preferences, so that each holder receives the same percentage of the applicable preferential amount.

     Conversion -- Each share of Series A, B, and C convertible preferred stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A, B, and C convertible preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then effective conversion ratio upon: (1) immediately prior to the closing of a public offering of common stock with the aggregate public offering price of at least $8.00 per share and with gross proceeds of at least $10,000,000, and (2) upon the Company's receipt of the written consent of the holders of not less than a majority of outstanding convertible preferred stock.

     Warrants for Convertible Preferred Stock -- In 1998, the Company made a commitment to issue 11,763 shares of Series A Convertible Preferred Stock for no consideration per share upon the exercise of a warrant to purchase stock of Capital Technologies Integration, Inc., which shares are issuable as dividend on the Capital Technologies Integration, Inc. stock underlying the warrant. The warrant was outstanding at December 31, 1999 and converted in connection with the acquisition of the Company by Quest in January 2000.

                            FOGLIGHT SOFTWARE, INC.

8.  COMMON STOCK

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 16,600,000 shares of $0.01 par value common stock. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four-year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At December 31, 1999, there were 1,142,142 shares subject to repurchase.

9.  STOCK OPTION PLANS

     On March 13, 1998, the Company adopted the 1998 stock option plan (the
Plan). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options
(ISO) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (NSO) may be granted to Company employees and consultants. The Company has reserved 2,500,000 shares of common stock for issuance under the Plan.

     Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options are exercisable immediately subject to repurchase options held by the Company, which lapse over a maximum period of four years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

     In February 1999, the Company instituted a change of control agreement, whereby, in the event of a change of control, unvested employee stock options vest and repurchase rights lapse by 25%. If after a change of control the individual is involuntarily terminated, the stock options vest and repurchase rights lapse by an additional 25%.

                                                               NUMBER OF     WEIGHTED
                                                                OPTIONS      AVERAGE
                                                              OUTSTANDING     PRICE
                                                              -----------    --------
Balance, January 1, 1999....................................    204,424       $0.12
  Options granted...........................................    934,511       $1.03
  Options exercised.........................................   (701,440)      $0.18
  Options canceled..........................................   (157,662)      $0.20
                                                               --------
Balance, December 31, 1999..................................    279,833       $2.95
                                                               ========

     The weighted average fair value of the options granted for the year ended December 31, 1999, was $1.89.

     The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company, however, continues to apply APB Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for the Plan. Accordingly, no compensation cost has been recognized for the Plan.

                            FOGLIGHT SOFTWARE, INC.

     For purposes of estimating the compensation cost of the Company's option grants in accordance with SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted average assumptions: expected volatility of zero; risk-free interest rates of 6%; and expected lives of five years. Had compensation cost been determined using the provisions of SFAS No. 123, the Company's net loss attributable to common shareholders would have been $8,275,898.

     In connection with certain stock option grants during the years ended December 31, 1998 and 1999, below the then fair market value of the underlying common stock, the Company recorded deferred compensation expense of $455,861 and $1,525,524, respectively, which is amortized over the vesting periods of the related options, which is generally four years. Compensation expense amortization recognized during the year ended December 31, 1999, totaled $409,053.

                                              OPTIONS OUTSTANDING AT
                                                DECEMBER 31, 1999               OPTIONS EXERCISABLE AT
                                      --------------------------------------       DECEMBER 31, 1999
                                                      WEIGHTED                  -----------------------
                                                       AVERAGE      WEIGHTED                   WEIGHTED
                                                      REMAINING     AVERAGE                    AVERAGE
              EXERCISE                  NUMBER       CONTRACTUAL    EXERCISE      NUMBER       EXERCISE
               PRICE                  OUTSTANDING       LIFE         PRICE      OUTSTANDING     PRICE
------------------------------------  -----------    -----------    --------    -----------    --------
 $0.01..............................     28,818         8.35         $0.01         28,818       $0.01
 $0.20                                  128,126         9.65         $0.20        128,126       $0.20
 $6.50..............................    122,889         9.90         $6.50        122,889       $6.50
                                        -------                                   -------
                                        279,833                                   279,833
                                        =======                                   =======


10. EMPLOYEE RETIREMENT SAVINGS PLAN

     The Company has an employee retirement savings plan (the Plan) which qualifies under Section 401(k) of the Internal Revenue Code and provides for discretionary matching contributions (as defined) by the Company. The Company made no matching contributions during the year ended December 31, 1999.